Exhibit 5



                                                          December 24, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

            Re:  Consolidated Natural Gas Company
                  Common Stock, $2.75 Par Value

Dear Sirs:

            This opinion is rendered in connection with the registration by Consolidated Natural Gas Company (the "Company") of up to 4,000,000 shares of common stock ("Common Stock") to be issued in connection with the Company's 1995 Employee Stock Incentive Plan (the "Plan"), as described in Consolidated's registration statement on Form S-8 ("Registration Statement"), filed under the Securities Act of 1933 with the Securities and Exchange Commission ("SEC") this date.

            As counsel for Consolidated, we have examined, among other things, the following: the certificate of incorporation and by-laws of Consolidated and the SEC Order dated March 28, 1996 (HCAR 26500) ("1996 Order"), File No. 70-8667, issued pursuant to the Public Utility Holding Company Act of 1935 ("1935 Act"); the Registration Statement to which this opinion is an exhibit; the exhibits to the 1996 Order and Registration Statement; and the corporate records and proceedings relating to the issuance of such common stock under the Plan.

            Consolidated's 1935 Act authorization of the Plan in File No. 70-8667 extends through March 31, 2001.

            In our opinion,

            (1)   as long as the Plan is authorized by the 1996
                  Order, and

            (2) as long as the Common Stock is issued for consideration not less than par value, and

            (3) as long as the Common Stock is executed, issued and delivered in accordance with the Plan




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then such Common Stock will be legally issued, fully paid and nonassessable.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also hereby consent to the statement in Note 16 of the Notes to the Financial Statements in Consolidated's Annual Report on Form 10-K for the year ended December 31, 1995, to the effect that the ultimate liability arising from the claims and suits pending against Consolidated's subsidiary companies will not have a material effect on Consolidated's financial position or results of operations.

                                          Very truly yours,


                                          Stephen E. Williams
                                          Senior Vice President and
                                            General Counsel


                                          James M. Hostetler, Jr.
                                          Attorney